EXHIBIT 99.1

Upexi Fiscal 2023 Revenue Increases 250% Year-Over-Year to $80.7 Million and Provides Revenue Guidance Range for Fiscal 2023 First Quarter

Management provides revenue guidance range for fiscal 2023 first quarter of $26 million to $27 million

TAMPA, FL, October 2, 2023 (GLOBE NEWSWIRE) – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct to Consumer brand owner and innovator in aggregation, today announced its financial results for the fiscal year ending June 30, 2023.

“Revenue growth year-over-year was predominately driven by the performance of our leading brands, VitaMetica, Lucky Tail and Tytan Tiles, as well as our re-commerce business. Even as we continue to integrate the operations of our acquisitions and reduced non-acquisition operating expenses by $1.9 million, we were able to report $1.27 million in Adjusted EBITDA. We remain on track for our year end guidance and have seen strength in our businesses to start our fiscal first quarter of 2024. Revenue is on track with a range for the first quarter to be between $26 million and $27 million.”

Financial Highlights for the Fiscal Year Ending June 30, 2023:

•	Revenue totaled $80.7 million, an increase of 250% year-over-year, as compared to $23.1 million year-over-year.

•	Gross profit totaled $33.6 million, an increase of 126%, as compared to $14.9 million year-over-year.

•	Gross profit margins were 41.6% as compared to 64.5% for the prior year period.

•	Adjusted EBITDA totaled $1.27 million as compared to an adjusted EBITDA loss of $(4.1) for the same period in the prior year.

•	Net loss attributable to Upexi, Inc. shareholders was $16.9 million as compared to a net loss of approximately $2.1 million for the same period last year.

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As of June 30, 2023, cash and cash equivalents totaled $4.5 million, working capital of $5.8 million and availability on the line of credit of over $6 million. On September 30, 2023, the Company had availability of over $9.8 million on the line of credit.

Operational Highlights for 2023:

•	$1.9 million reduction in operational expenses.

•	In August 2022, Upexi acquired E-Core, Inc and its subsidiaries, New England Technology, Inc. (NETi), a company specializing in re-commerce of overstocked and discontinued merchandise for hundreds of retailers, and Tytan Tiles, a children’s educational toy brand.

•	Tytan Tiles exceeded sales expectations during initial 2,200 store launch and will increase its rollout of the brand to over 3,900 stores through the second half of 2023.

•	Tytan Tiles officially approved by Amazon.com to launch its first branded DTC storefront, Tytan Brands Store.

•	Tytan Tiles plans to launch up to four new products in 2023, including, Magnetic Cubes, Fort Builder Kit, Dino Tiles Kit and Princess Titles Kit through its retail network and Amazon.

•	Acquired the remaining 45% interest in Cygnet Online, an Amazon and eCommerce seller with 1,200 active SKUs of branded OTC products.

•	Tytan Tiles signed licensing agreement with The Walt Disney Company to launch brands such as Frozen, The Lion King, Toy Story, Cars and many others on Amazon, DTC and into Upexi’s big box retail channels during the 2023 holiday season.

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•	Announced the development of an AI engine to analyze purchasing, advertising, customer buying habits, times, demographics and other data collected in partnership with SME Solutions Group, Inc.

•	Upexi sold Interactive Offers for $1.25 million, subject to customer post-closing adjustments, and a 2.5% royalty obligation on certain advertising revenue for a two-year period post-closing.

•	LuckyTail expands product line with the launch of all-natural dog supplements.

Financial Results for the Fiscal Year Ending June 30, 2023:

Revenue totaled $80.7 million, an increase of $57.6 million or 250% for the fiscal year ended June 30, 2023, as compared to $23.1 million for the same period the year prior. Approximately $41 million or 71% of the increase in year-over-year revenue was related to the LuckyTail brand and E-Core Technology, Inc. and approximately $18.8 million or 33% was related to Cygnet Online, LLC and VitaMedica, Inc. The Company’s primary brands, VitaMedica, LuckyTail and Tytan Tiles all had significant growth year-over-year.

Cost of revenue totaled $47.1 million, an increase of $38.9 million or 475% compared with the fiscal year ended June 30, 2022. Gross profit totaled $33.6 million, an increase of $18.7 million. Gross profit margin decreased to 42% as compared to 64% in the prior year primarily due to the sales from the product distribution segment versus the sales of our branded products. Management expects gross profit margins to improve as the branded products segment continues to grow as a percentage of the overall sales and the Company continues to gain economies of scale in the purchasing of products.

Sales and marketing expenses totaled $10.4 million as compared to $5.1 million for the same period last year. The increase in sales and marketing expenses was primarily related to the acquisitions. Management has aligned the marketing expenditures with the expected growth strategy to decrease the overall percentage of sales and marketing costs to sales. The Company anticipates advertising expenses will continue to fluctuate in the following quarters as it fully implements its overall brand marketing strategy.

Distribution costs totaled $12.4 million as compared to $2.2 million for the same period last year. There continues to be increased in transportation costs and third-party provider rates, which management has implemented a strategy to change promotions, increase prices and adjust packaging to decrease the overall percentage of distribution costs to sales and is in process of consolidating its distribution centers, including closing the California facility as of July 1, 2023.

General and administrative expenses increased to $9.5 million as compared to $9.1 million for the same period last year. General and administrative expenses increased by $2.3 million from 2023 acquisitions with the remainder of the business had a decrease in general and administrative expenses of $1.9 million. Management has actively been reducing the general administrative costs by the consolidation of administrative functions and capitalizing on the overall size of the Company. Management will continue to implement strategies to decrease the percentage of general and administrative costs when compared to total sales.

Other operating expenses totaled $8.8 million as compared to $4.9 million for the same period last year.  These expenses are primarily non-cash and increase based on the intangible assets created with acquisitions and the continued amortization of stock compensation.

Other expenses increased by $10.9 million, which was primarily the loss recognized on the sale of Infusionz and the related business, the reserves against amounts owed to the Company by the buyers of that business, impairment of Interactive Offers intangible assets and an increase of interest expense from both acquisition debt and the termination of a $15 million senior secured debt facility on October 1, 2022.  Management estimates based on the current and expected debt balances in fiscal year 2024 that interest expense will be less than $2.8 million and cash paid for interest to be less than $1.4 million.

Adjusted EBITDA for fiscal 2023 totaled $1.2 million as compared to an Adjusted EBITDA loss of $1.6 million. A complete reconciliation of non-GAAP Adjusted EBITDA is provided in the table below.

The Company had a net loss of $16.9 million compared to net loss of $2.1 million in the prior year.  The decrease in net income is primarily related to the above-mentioned changes.

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On June 30, 2023, the Company had cash of $4.5 million, working capital of $5.8 million and availability on the line of credit of over $6 million and on September 30, 2023 had availability of over $9.8 million on the line of credit.

As of today, October 2, 2023, there are 20,397,779 shares of common stock outstanding.

Financial Results Conference Call

Event:	Fiscal 2023 Full Year Financial Results Conference Call
Date:	Monday, October 2, 2023
Time:	4:30 p.m. Eastern Time
Live Call:	1-877-407-9716 (U.S. Toll-Free) or 1-201-493-6779 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1634526&tp_key=7536fca2fa

For those unable to join the conference call, a dial-in replay of the call will be available until October 16, 2023 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13741232. Additional details are available under the Investor Relations section of the Company's website: https://upexi.com/investors.

About Upexi, Inc.:

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)
Year Ended June 30,

	2023	2022
Net income (Net loss) GAAP	$(16,930,289)	$(2,100,850)
Income tax	(3,049,293)	(518,398)
Interest expense, net	4,761,903	202,120
Depreciation and amortization	5,153,695	1,554,297
Stock compensation	3,664,538	3,331,586
Loss on the sale of Infusionz and select assets	2,212,542	-
Change in derivative liability	(1,770)	3,293
Loss (gain) on discontinued operations	2,068,054	(3,823,621)
Gain on SBA PPP loan forgiveness	-	(300,995)
(Loss) income attributable to non-controlling interest	(559,967)	54,820
Lease impairment, California facility	200,512	-
Gain on sale of asset	-	(5,500)
Impairment of Intangible assets	3,746,301	-
Non-GAAP adjusted EBITDA	$1,266,226	$(1,603,248)

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, charges and gains or losses from extinguishment of debt and other non-cash items. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Operations, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere are provided in the schedules that are a part of this document.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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UPEXI, INC.
CONSOLDIATED BALANCE SHEETS

	June 30,	June 30,
	2023	2022

ASSETS
Current assets
Cash	$4,492,291	$7,149,806
Accounts receivable	7,163,564	939,875
Inventory	11,557,128	4,725,685
Due from Bloomios	845,443	-
Deferred tax asset, current	-	462,070
Prepaid expenses and other receivables	1,307,299	760,900
Current assets of discontinued operations	89,989	3,023,286
Total current assets	25,455,714	17,061,622

Property and equipment, net	7,526,463	7,338,866
Intangible assets, net	13,571,960	8,755,012
Goodwill	10,251,281	4,644,609
Deferred tax asset	5,604,056	2,002,759
Other assets	96,728	75,613
Assets held for sale	936,054	7,767,698
Right-of-use asset	410,811	844,856
Total other assets	38,397,353	31,429,413

Total assets	$63,853,067	$48,491,035

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,969,746	$1,572,275
Accrued compensation	533,842	489,712
Accrued liabilities	3,365,562	816,632
Current portion of notes payable	2,731,377	749,752
Current portion of convertible notes payable	1,254,167	3,125,000
Current portion of acquisition note payable	5,656,620	1,550,000
Line of Credit	882,845	-
Current portion of operating lease payable	419,443	183,881
Current liabilities of discontinued operations	792,408	1,640,496

Total current liabilities	19,606,010	10,127,748

Operating lease payable, net of current portion	163,359	700,411
Convertible notes payable	895,833	3,180,406
Acquisition notes payable, net of current	7,605,085	-
Notes payable, net of current portion	7,746,157	5,695,726
Total long-term liabilities	16,410,434	9,576,543

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 500,000 and 500,000 shares issued and outstanding, respectively	500	500
Common stock, $0.001 par value, 100,000,000 shares authorized, and 20,215,961 and 16,713,345 shares issued and outstanding, respectively	20,216	16,713
Additional paid in capital	51,522,229	34,985,597
Accumulated deficit	(23,201,175)	(6,270,886)
Total stockholders' equity attributable to Upexi, Inc.	28,341,770	28,731,924
Non-controlling interest in subsidiary	(505,147)	54,820
Total stockholders'' equity	27,836,623	28,786,744

Total liabilities and stockholders' equity	$63,853,067	$48,491,035

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UPEXI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2023	2022

Revenue
Revenue	$80,676,509	$23,065,344

Cost of Revenue	47,118,189	8,195,735

Gross profit	33,558,320	14,869,609

Operating expenses
Sales and marketing	10,376,003	5,116,868
Distribution costs	12,369,903	2,214,322
General and administrative expenses	9,546,188	9,141,667
Share-based compensation	3,664,538	3,331,586
Amortization of acquired intangible assets	4,208,991	979,988
Depreciation	944,704	574,309
	41,110,327	21,358,740

Loss from operations	(7,552,007)	(6,489,131)

Other income (expense), net
Interest (expense) income, net	(4,761,903)	(202,120)
Change in derivative liability	1,770	(3,293)
Loss on sale of Infusionz and select assets	(2,212,542)	-
Impairment of Interactive Offers intangible assets	(3,746,301)	-
Gain on sale of property and equipment	-	5,500
Lease impairment, California facility	(200,512)	-
Gain on SBA PPP loan extinguishment	-	300,995

Other (expense) income, net	(10,919,488)	101,082

Net loss before income tax	(18,471,495)	(6,388,049)
Income tax benefit	3,049,293	518,398

Net loss from continuing operations	(15,422,202)	(5,869,651)

(Loss) income from discontinued operations - Interactive Offers	(1,729,636)	(1,160,160)
(Loss) income from discontinued operations - Infusionz	(338,418)	4,983,781
Net loss (income) attributable to non-controlling interest	559,967	(54,820)

Net (loss) income attributable to Upexi, Inc.	$(16,930,289)	$(2,100,850)

Basic income (loss) per share:
Loss per share from continuing operations	$(0.86)	$(0.36)
Income per share from discontinued operations	$(0.10)	$(0.07)
Total income (loss) per share	$(0.96)	$(0.43)

Diluted income (loss) per share:
Loss per share from continuing operations	$(0.86)	$(0.36)
Income per share from discontinued operations	$(0.10)	$(0.07)
Total income (loss) per share	$(0.96)	$(0.43)

Basic weighted average shares outstanding	17,877,959	16,224,520
Fully diluted weighted average shares outstanding	17,877,959	16,224,520

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UPEXI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended June 30,
	2023	2022
Cash flows from operating activities
Net (loss) income from operations	$(16,930,289)	$(2,100,850)

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	5,153,695	2,733,455
Non-cash loss on the sale of Infusionz and select assets, net	2,212,542	-
Gain on forgiveness of PPP loan	-	(300,995)
Gain on sale of assets	-	(5,500)
Inventory write-offs	118,990	1,044,607
Bad debt expense	-	131,968
Amortization of consideration discount	969,098	-
Amortization of senior security original issue discount	62,408	-
Impairment of goodwill and intangible assets	3,746,301	-
Non-controlling interest	(559,967)	54,820
Change in deferred tax asset	(3,139,227)	(1,061,238)
Shares issued for services	-	576,774
Shares issued for finder fee	1,770	-
Stock based compensation	3,664,538	2,755,016
Changes in assets and liabilities, net of acquired amounts
Accounts receivable	476,256	284,998
Inventory	1,260,479	(2,795,486)
Prepaid expenses and other assets	168,499	284,653
Operating lease payable	132,555	37,922
Accounts payable and accrued liabilities	3,180,049	(446,609)
Deferred revenue	-	(478,385)
Net cash provided by operating activities - Continuing Operations	517,697	715,150
Net cash used in operating activities - Discontinued Operations	(315,021)	(895,981)
Net cash provided by operating activities	202,676	(180,831)

Cash flows from investing activities
Acquisition of Lucky Tail	(3,528,239)	-
Acquisition of VitaMedica, Inc., net of cash acquired	(500,000)	(2,574,589)
Acquisition of New England Technology, Inc.	(2,051,587)	-
Acquisition of Cygnet	(1,050,000)	(1,028,763)
Acquisition of Interactive Offers, net of cash acquired	-	(1,854,193)
Proceeds from the sale of Infusionz and selected assets	5,492,532
Acquisition of property and equipment	(937,564)	(5,451,773)
Proceeds from the sale of equipment		6,000
Net cash used in investing activities - Continuing Operations	(2,574,858)	(10,903,318)
Net cash (used in) provided by investing activities - Discontinued Operations	-	-
Net cash used in investing activities	(2,574,858)	(10,903,318)

Cash flows from financing activities
Repayment of notes payable	(445,670)	(1,002,874)
Repayment of SBA note payable	(305,482)	-
Repayment of the senior convertible notes payable	(6,305,406)	-
Proceeds of the senior convertible notes payable	-	6,678,506
Payment on line of credit, net	(6,318,234)	-
Proceeds on note payable on building	3,000,000	-
Proceeds from the issuance of stock, net	6,127,893
Stock repurchase program	-	(1,975,888)
Repayment on note payable on building	(158,434)	-
Proceeds from issuance of convertible debt	2,650,000
Proceeds on note payable, related party	1,470,000	-
Net cash used in financing activities - Continuing Operations	(285,333)	3,699,744
Net cash (used in) provided by financing activities - Discontinued Operations	-	-
Net cash used in financing activities	(285,333)	3,699,744

Net decrease in cash - Continuing Operations	(2,342,494)	(6,488,424)
Net decrease in cash - Discontinued Operations	(315,021)	(895,981)

Cash, beginning of year	7,149,806	14,534,211
Cash, end of year	$4,492,291	$7,149,806

Supplemental cash flow disclosures
Interest paid	$2,278,292	$64,460
Income tax paid	$-	$656,000
Non-cash financing activities
Issuance of common stock for acquisition of Infusionz	$-	$1,764,876
Issuance of common stock for acquisition of VitaMedica	$-	$482,000
Issuance of debt for acquisition of VitaMedica	$-	$1,000,000
Liabilities assumed from acquisition of VitaMedica	$-	$(309,574)
Issuance of common stock for interest expenses	$607,004	$-
Issuance of commons stock for services	$140,700	$140,700
Issuance of common stock for acquisition of E-Core	$6,000,000	$-
Liabilities assumed from acquisition of E-Core	$(7,712,168)	$-
Operating assets designated as held for sale	$1,026,043	$10,790,984
Liabilities assumed from acquisition of VitaMedica	$-	$(309,574)
Issuance of stock for acquisition of Interactive	$-	$2,733,628
Liabilities assumed from acquisition of Cygnet	$-	$9,472,438

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